Exhibit 10.55

LIMITED LIABILITY PARTNERSHIP

EXECUTION VERSION

DATED 28 JUNE 2005

SCPIE HOLDINGS INC.

SCPIE INDEMNITY COMPANY

AMERICAN HEALTHCARE INDEMNITY COMPANY

AMERICAN HEALTHCARE SPECIALTY INSURANCE COMPANY

AS BORROWERS

SCPIE UNDERWRITING LIMITED

AS NEW BORROWER

BARCLAYS BANK PLC

AS BANK

AMENDMENT AND RESTATEMENT AGREEMENT

RELATING TO A

FACILITY LETTER

DATED 15 NOVEMBER 2001

AND AN

INSURANCE LETTERS OF CREDIT AGREEMENT

DATED 15 NOVEMBER 2001

THIS AGREEMENT is dated 28 June 2005 and made between:

(1)	SCPIE UNDERWRITING LIMITED, a limited company organised under the laws of England and Wales, with a registered office at 6th Floor, Number 1 Minster Court, Mincing Lane, London EC3R 7YL and registration no. 4052789, as the new borrower (“New Borrower”);

(2)	SCPIE HOLDINGS INC., SCPIE INDEMNITY COMPANY, AMERICAN HEALTHCARE INDEMNITY COMPANY and AMERICAN HEALTHCARE SPECIALTY INSURANCE COMPANY as borrowers as defined in the Original Facility Letter and the Original LOC Agreement (the “Borrowers”); and

(3)	BARCLAYS BANK PLC as the bank as defined in the Original Facility Letter and the Original LOC Agreement (the “Bank”).

RECITALS:

(1)	WHEREAS the Borrowers and the Bank entered into a facility letter dated 15 November 2001;

(2)	WHEREAS the Borrowers and the Bank entered into an insurance letters of credit agreement dated 15 November 2001; and

(3)	WHEREAS the parties to the facility letter referenced in paragraph (1) above and the insurance letters of credit agreement referenced in paragraph (2) above have consented to the accession of the New Borrower as Borrower under both agreements;

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Effective Date” means the date on which the Bank confirms to the Parent that it has received each of the documents listed in Schedule 1 (Conditions Precedent) in a form and substance satisfactory to the Bank.

“Original Facility Letter” means the Facility Letter dated 15 November 2001 between the Borrowers and the Bank, as amended from time to time prior to the date of this Agreement.

“Original LOC Agreement” means the Insurance Letters of Credit Agreement dated 15 November 2001 between the Borrowers and the Bank, as amended from time to time prior to the date of this Agreement.

“Original Agreements” means the Original Facility Letter and the Original LOC Agreement.

“Outstanding LOCs” means the LOCs listed in Schedule 4 (Outstanding LOCs) hereto.

“Parent” shall mean SCPIE Holdings, Inc.

“Restated Facility Letter” means the Original Facility Letter, as amended by this Agreement, the form of which is set out in Schedule 2 (Amended and Restated Facility Letter).

“Restated LOC Agreement” means the Original LOC Agreement, as amended by this Agreement, the form of which is set out in Schedule 3 (Amended and Restated LOC Agreement).

“Restated Agreements” means the Restated Facility Letter and the Restated LOC Agreement.

“Securities Transfer” means the transfer of US treasury notes and interests in money market funds from SCPIE Indemnity Company to the New Borrower.

1.2	Incorporation of defined terms

1.2.1	Unless a contrary indication appears, a term defined in the Original Agreements has the same meaning in this Agreement.

1.2.2	The principles of construction set out in the Original Facility Letter shall have effect as if set out in this Agreement.

1.3	Clauses

In this Agreement any reference to a “Clause” or a “Schedule” is, unless the context otherwise requires, a reference to a Clause or a Schedule to this Agreement.

1.4	Third party rights

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

1.5	Designation

In accordance with the Original Facility Letter, each of the Parent and the Bank designates this Agreement as a Loan Document.

2.	ACCESSION OF THE NEW BORROWER

2.1	The New Borrower hereby agrees, acknowledges and confirms for the benefit of the Bank and each Borrower, with effect from the Effective Date, that it will accede irrevocably to the Restated Facility Letter as a Borrower, and that the provisions of the Restated Facility Letter will be binding on it as if it were an original Borrower under the Original Facility Letter.

2.2	The New Borrower hereby agrees, acknowledges and confirms for the benefit of the Bank and each Borrower, with effect from the Effective Date, that it will accede irrevocably to the Restated LOC Agreement as a Company, and that the provisions of the Restated LOC Agreement will be binding on it as if it were an original Borrower under the Original LOC Agreement. With effect from the Effective Date, the New Borrower shall assume the obligations of SCPIE Indemnity Company with respect to the Outstanding LOCs and the Bank releases SCPIE Indemnity Company from any obligations with respect thereto.

2.3	The New Borrower hereby accepts the offer made in the Restated LOC Agreement pursuant to a resolution of its board of directors dated 22 June 2005 which is referenced as item 1(b) of Schedule 1 (Conditions Precedent).

2.4	The Borrowers and the Bank hereby consent to the accession of the New Borrower as Borrower under the Restated Agreements.

3.	RESTATEMENT, WAIVER

3.1	Restatement of the Original Facility Letter

With effect from the Effective Date the Original Facility Letter shall be amended and restated so that it shall be read and construed for all purposes as set out in Schedule 2 (Amended and Restated Facility Letter).

3.2	Restatement of the Original LOC Agreement

With effect from the Effective Date the Original LOC Agreement shall be amended and restated so that it shall be read and construed for all purposes as set out in Schedule 3 (Amended and Restated LOC Agreement).

3.3	Waiver

The Bank consents to the Securities Transfer and waives any existing Event of Default caused by the breach of the terms of paragraph 4(c) or 4(d) of clause 4 (Undertakings) of the Original Facility Letter and of the other Loan Documents in respect of the Securities Transfer. The Bank shall give instructions to the Securities Intermediary under the Account Control Agreement dated 15 November 2001 with SCPIE Indemnity Company to permit and effect the Securities Transfer.

4.	REPRESENTATIONS

The representations contained in clause 3 (Representations) of the Original LOC Agreement are deemed to be made by the New Borrower and each Borrower on:

4.1.1	the date of this Agreement; and

4.1.2	the Effective Date.

5.	CONTINUITY AND FURTHER ASSURANCE

5.1	Continuing obligations

The provisions of the Original Agreements shall, save as amended by this Agreement, continue in full force and effect.

5.2	Further assurance

The New Borrower and each Borrower shall, at the request of the Bank and at its own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.

6.	FEES, COSTS AND EXPENSES

6.1	Transaction expenses

The Parent shall promptly on demand pay the Bank the amount of all costs and expenses (including legal fees) reasonably incurred by the Bank in connection with the negotiation, preparation, printing and execution of this Agreement and any other documents referred to in this Agreement.

6.2	Enforcement costs

The Parent shall, within three Business Days of demand, pay to the Bank the amount of all costs and expenses (including legal fees) incurred by the Bank in connection with the enforcement of, or the preservation of any rights under, this Agreement.

6.3	Stamp taxes

The Parent shall pay and, within three Business Days of demand, indemnify the Bank against any cost, loss or liability that the Bank incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of this Agreement.

7.	MISCELLANEOUS

7.1	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

8.	GOVERNING LAW

This Agreement is governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEULE 1

CONDITIONS PRECEDENT

1.	New Borrower and Borrowers

(a)	A copy of the constitutional documents of the New Borrower and each Borrower or a certificate of an authorised signatory of each relevant Borrower certifying that the constitutional documents previously delivered to the Bank for the purposes of the Original Agreements have not been amended and remain in full force and effect.

(b)	A copy of a resolution of the board of directors of the New Borrower and each Borrower:

(i)	approving the terms of, and the transactions contemplated by, this Agreement and resolving that it execute this Agreement; and

(ii)	authorising a specified person or persons to execute this Agreement on its behalf.

(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)	A certificate of an authorised signatory of the New Borrower and the relevant Borrower certifying that each copy document relating to it specified in this Schedule 1 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.	Legal Opinions

(a)	A legal opinion of Clifford Chance LLP, legal advisers to the Bank in England, substantially in the form distributed to the Bank prior to signing this Agreement.

(b)	A legal opinion of Latham & Watkins LLP, legal advisors to the Parent, regarding matters of California law, substantially in the form distributed to the Bank prior to signing this Agreement.

(c)	A legal opinion of Latham & Watkins LLP, legal advisors to the Parent, regarding matters of Delaware law, substantially in the form distributed to the Bank prior to signing this Agreement.

(d)	A legal opinion of Mitchell, Williams, Selig, Gates & Woodyard P.L.L.C., legal advisors to the Parent, regarding matters of Arkansas law, substantially in the form distributed to the Bank prior to signing this Agreement.

(e)	A legal opinion of Barger & Wolen LLP, legal advisors to the Parent, regarding matters of California insurance law, substantially in the form distributed to the Bank prior to signing this agreement.

3.	Other documents and evidence

(a)	A copy of any other Authorisation or other document, opinion or assurance which the Bank considers to be necessary or desirable (if it has notified the Parent accordingly) in connection with the entry into and performance of the transaction contemplated by this Agreement or for the validity and enforceability of this Agreement.

(b)	Acceptance of process agent appointment by Nick Bugler with respect to the New Borrower pursuant to Clause 10 (Agent for Service of Process) of the Restated Facility Letter.

(c)	Collateral Account Agreement between the New Borrower as Company (as defined therein) and Barclays Bank PLC as Secured Party.

(d)	Account Control Agreement between the New Borrower as Customer, Union Bank of California, N.A. as Securities Intermediary and Barclays Bank PLC as Secured Party.

SCHEDULE 2

AMENDED AND RESTATED FACILITY LETTER

15 November 2001 (as amended and restated on 28 June 2005)

SCPIE Holdings Inc.

1888 Century Park East

Suite 800

Los Angeles, California 90067

Attention: Edward G. Marley

SCPIE Indemnity Company

1888 Century Park East

Suite 800

Los Angeles, California 90067

Attention: Edward G. Marley

American Healthcare Indemnity Company

1888 Century Park East

Suite 800

Los Angeles, California 90067

Attention: Edward G. Marley

American Healthcare Specialty Insurance Company

1888 Century Park East

Suite 800

Los Angeles, California 90067

Attention: Edward G. Marley

SCPIE Underwriting Limited

6th Floor

Number 1 Minster Court

Mincing Lane, London, EC3R 7YL

Attention: Nick Bugler

Dear Sirs

Barclays Bank PLC (the “Bank”) is pleased to offer to provide a letter of credit issuance facility (the “Facility”) of up to $50,000,000 (fifty million US Dollars) or its Pounds Sterling equivalent (the “Facility Amount”) to SCPIE Holdings Inc., SCPIE Indemnity Company, American Healthcare Indemnity Company, American Healthcare Specialty Insurance Company and SCPIE Underwriting Limited (each, a “Borrower” and collectively, the “Borrowers”) subject to the terms and conditions of this Facility Letter and the LOC Agreement (a) in order to enable funds at Lloyd’s to be provided to the Borrowers and (b) for reserving purposes.

In the absence of demand or cancellation by the Bank, the Facility will fall due for review on 30 November 2005. Subject in each case to the terms of the LOC Agreement, each Lloyd’s LOC is open-ended and subject to four years notice to cancel and each Reserving LOC is open-ended and subject to 60 days notice to cancel.

1.	INTERPRETATION

1.1	For the purpose of this Facility Letter:

“Account” means each account maintained with the Custodian by a Borrower and charged in favour of the Bank (and any renewal or redesignation thereof);

“Account Control Agreement” means an account control agreement in form and substance satisfactory to the Bank whereby the Custodian agrees, among other things, to hold the Securities to the Bank’s order and provide the Bank with reports on the composition of the Securities at such monthly or other periods as the Bank may require and valuations of the Securities on each Business Day or such other times as the Bank may request;

“Agreement” means the agreement constituted by acceptance of the offer contained in this Facility Letter together with the terms and conditions of the LOC Agreement, as amended, supplemented, restated or otherwise modified from time to time. In the event of any conflict between the provisions of this Facility Letter and the LOC Agreement, the provisions of the LOC Agreement shall prevail;

“Amendment and Restatement Agreement” means the amendment and restatement agreement dated 28 June 2005 between the Borrowers and the Bank amending the terms of this Facility Letter.

“Business Day” means a day on which banks in New York City or London are not required or authorised by law to remain closed;

“Change in Control” means:

(a)	any person or group of persons acting in concert gains control of the Parent, or

(b)	any of SCPIE Indemnity Company, American Healthcare Indemnity Company, American Healthcare Specialty Insurance Company or SCPIE Underwriting Limited cease to be, directly or indirectly, wholly-owned subsidiaries of the Parent

(c)	For the purpose of paragraph (a) above “control” means:

(i)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(1)	cast, or control the casting of, more than one-half of the maximum number of votes that might be cast at a general meeting of the Parent; or

(2)	appoint or remove all, or the majority, of the directors or other equivalent officers of the Parent; or

(3)	give directions with respect to the operating and financial policies of the Parent which the directors or other equivalent officers of the Parent are obliged to comply with; or

(ii)	the holding of more than one-half of the issued share capital of the Parent (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

(d)	For the purpose of paragraph (a) above “acting in concert” means a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition by any of them, either directly or indirectly, of shares in the Parent, to obtain or consolidate control of the Parent.

“Charge” means a security document in form and substance satisfactory to the Bank granting the Bank security over Securities held by a Custodian;

“Collateral” means cash in the Account together with the Securities;

“Custodian” means Union Bank of California, N.A., San Francisco or such other custodian as the Bank shall have approved in writing;

“EMU” means Economic and Monetary Union as contemplated in the Treaty establishing the European Community, as amended from time to time;

“euro” or “€” means the single currency of the participating Member States adopted under Council Regulation (EC) No 974/98;

“Group” means the Parent and its subsidiaries;

“Loan Documents” means this Facility Letter (as amended and restated by the Amendment and Restatement Agreement, and as amended, supplemented, restated or otherwise modified from time to time), the LOC Agreement, the Charge Agreement, the Account Control Agreement and any other document designated as such by the Bank and the Parent.

“LOC” means any letter of credit issued or to be issued by the Bank pursuant to the LOC Agreement;

“LOC Agreement” means the Insurance Letters of Credit Agreement dated 15 November 2001 (as amended and restated pursuant to the Amendment and Restatement Agreement) pursuant to which the Bank has agreed to issue LOCs in favour of Lloyd’s in respect of underwriting obligations of any of the Borrowers in Lloyd’s standard form or in favour of any of the Borrowers for reserving purposes, in substantially the form attached as Schedule 1 hereto;

“Lloyd’s” means the Society incorporated by Lloyd’s Act 1871 by the name of Lloyd’s;

“Lloyd’s LOC” means any LOC issued to enable funds to be provided at Lloyd’s;

“Parent” means SCPIE Holdings Inc.;

“Pounds Sterling equivalent” means, in relation to an amount determined in US Dollars, the amount of Sterling which could be purchased with US Dollars at the Bank’s spot rate for the purchase of Sterling with US Dollars on the date on which conversion is required;

“Reserving LOC” means any LOC issued for reserving purposes.

“Securities” means a portfolio of United States of America Treasury notes, bills and bonds acceptable to the Bank, none of which have a final maturity date later than seven years from the date on which such note, bill or bond becomes subject to the Bank’s Charge;

“Sterling” means the lawful currency of the UK; and

“US Dollars” means the lawful currency of the United States of America.

1.2	References herein to the singular include the plural and vice versa.

2.	FEES

2.1	Commission Fee

The following commission charges are payable by the Borrowers on the amount of each outstanding LOC, such commission to be paid quarterly in advance and calculated on the basis of a 360-day year and the actual number of days elapsed: a) nought point eight per cent. (0.8%) per annum for any Lloyd’s LOC; and nought point seven per cent. (0.7%) per annum for any Reserving LOC.

3.	MISCELLANEOUS

If the UK moves to the third stage of EMU, the Bank shall be entitled to make such changes to this Facility Letter or the LOC Agreement as it reasonably considers are necessary to reflect the changeover to the euro (including, without limitation, the rounding (up or down) of fixed monetary amounts to convenient fixed amounts in the euro and amending any provisions to reflect the market conventions for a facility of the kind contemplated in this Facility Letter).

4.	UNDERTAKINGS

Each Borrower, for so long as any obligations remain outstanding under the Agreement and/or the LOC Agreement, hereby irrevocably and unconditionally undertakes:

(e)	to ensure that at all times the market value of the Collateral is not less than the aggregate of (i) one hundred and ten per cent. (110%) of the aggregate face value of the LOCs denominated in dollars and (ii) one hundred and twenty per cent. (120%) of the LOCs denominated in a currency other than US Dollars;

(f)	to ensure that none of the Securities have a final maturity date later than seven years from the date on which such Security becomes subject to the Bank’s Charge;

(g)	not to (and to procure that no member of the Group will) make any material change to the general nature of its business as carried on at the date hereof, or carry on any other business which results in any material change to the nature of its business;

(h)	to ensure that no event or circumstance occurs which has a material adverse effect on (i) the business, properties or financial condition of it or any Borrower, (ii) the ability to perform its obligations or the obligations of any Borrower under this Facility Letter or the LOC Agreement or (iii) the validity and binding nature of this Facility Agreement, the LOC Agreement or the rights and remedies of the Bank thereunder;

(i)	to ensure that neither it nor any member of the Group) takes any action or has any steps taken or legal proceedings started or legitimately threatened against it for winding-up, dissolution, or re-organisation or has a receiver, or for the appointment of an administrative receiver, administrator, trustee or similar officer for it or of any of its assets;

(j)	to ensure that a Change in Control does not occur;

(k)	to ensure that the Parent opens and maintains a bank account with the Bank;

(l)	to provide the Bank with copies of:

(i)	the consolidated audited financial statements of the Parent for each financial year as soon as the same become available, but in any event within 180 days after the end of such financial year audited by auditors acceptable to the Bank;

(ii)	quarterly reports on Form 10-Q filed by any of the Borrowers with the Securities and Exchange Commission of the United States of America (the “SEC”), promptly upon their being filed with the SEC;

(iii)	quarterly syndicate reports of Syndicate 1204 together with updates on Open Year Forecasts for other Lloyd’s Syndicates supported by SCPIE Underwriting Limited as soon as the same become available, but in any event within 60 days from the end of each quarter end;

(iv)	a valuation of the Securities for each preceding month listing the composition of the Securities (including the maturity date of each of the Securities) and the value of the Securities on a mark-to-market basis, within 5 Business Days of the end of the each such month; and

(v)	such other information as the Bank may reasonably request from time to time.

5.	SECURITY

5.1	The Bank shall notify the Borrowers as soon as reasonably practicable following receipt of a valuation from the Custodian indicating a breach by the Borrowers of their obligations under clause 4(a) due to a fall in the value of the Securities.

5.2	The Borrowers shall within 10 Business Days of receipt of notification by the Bank pursuant to clause 5.1, take such steps as are necessary to ensure compliance with their obligations under clause 4(a).

6.	EVENTS OF DEFAULT

Each of 6.1 (Failure to Pay) and 6.2 (Other Obligations) describe circumstances which constitute an Event of Default for the purposes of the Agreement.

6.1	Failure to Pay

Any amount due from a Borrower under this Facility Letter or the LOC Agreement is not paid at the time, in the currency and in the manner specified therein unless such payment is received by the Bank within 5 days of the due date.

8.2	Other Obligations

A Borrower fails duly to perform or comply with any other obligation expressed to be assumed by it in Clause 4 of this Facility Letter or the LOC Agreement and such failure, if capable of remedy, is not remedied within 5 days after the earlier to occur of the date the Bank has given notice thereof to the Parent or such Borrower and the date the Borrower or the Parent has actual knowledge.

6.2	Remedies

Upon the occurrence of an Event of Default and at any time thereafter, the Bank may by notice to the Parent or any Borrower:

(a)	declare all or part of the Facility payable on demand whereupon the same shall become immediately due and payable; and/or

(b)	declare that any unutilised portion of the Facility shall be cancelled, whereupon the same shall immediately be cancelled; and/or

(c)	exercise all rights, remedies, powers or discretions under the Charges, including without limitation, instructing the Custodian to liquidate the Securities and transfer the sale proceeds to an account designated by the Banks.

7.	CANCELLATION

The Borrowers may, if the Parent gives the Bank not less than 14 days prior written notice, cancel the whole or any part (being an amount of not less than $1,000,000 and an integral multiple of $1,000,000) of the undrawn portion of the Facility. Amounts so cancelled may not be reinstated.

8.	EXPENSES

The Borrowers shall pay for all reasonable costs and expenses (including legal fees) together with any VAT thereon incurred by the Bank (on a full indemnity basis whether or not any of the Facility is utilised) in connection with the negotiation, preparation, execution and perfection of the Facility Letter, the LOC Agreement, the Charge, any other document referred to therein and the completion of the transactions therein contemplated.

9.	GOVERNING LAW

This Facility Letter shall be governed by and construed in accordance with English law and for the benefit of the Bank the parties hereto irrevocably submit to the jurisdiction of the English courts.

10.	AGENT FOR SERVICE OF PROCESS

Each Borrower shall at all times maintain an agent for service of process in England. Each Borrower hereby appoints as that agent SCPIE Underwriting Limited of c/o Nick Bugler, LeBoeuf, Lamb, Green & McRae, No. 1 Minster Court, Mincing Lane, EC3R 7AA, facsimile # 0207 459 5099. Any claim form, writ, summons, judgment or other notice of legal process shall be sufficiently served on a Borrower if delivered to that agent at its address for the time being. A Borrower shall not revoke the authority of that agent. If for any reason any such agent no longer serves as agent of a Borrower to receive service of process, then that Borrower shall promptly appoint another such agent and immediately notify the Bank of that appointment.

Yours faithfully
for and on behalf of
BARCLAYS BANK PLC

/s/ Neil Holmes

Neil Holmes
Relationship Director

Accepted on the terms and conditions stated herein,

For or on behalf of

SCPIE Holdings Inc.

By: /s/ Patrick T. Lo
Date:

For or on behalf of

SCPIE Indemnity Company

By: /s/ Patrick T. Lo
Date:

For or on behalf of

American Healthcare Indemnity Company

By: /s/ Patrick T. Lo
Date:

For or on behalf of

American Healthcare Specialty Insurance Company

By: /s/ Patrick T. Lo
Date:

SCHEDULE 3

AMENDED AND RESTATED LOC AGREEMENT

SCHEDULE 4

OUTSTANDING LOCS

Business Type: Funds at Lloyds

Currency: US Dollars

LC Number	Amount	Issue Date	Start Date	Expiry Date	Renewal Status	Ceding Company
01160	26,666,000.00	22/11/01	22/11/01	31/12/06	Evergreen	The Council of Lloyds

SIGNATURES TO AMENDMENT AGREEMENT

The New Borrower

EXECUTED AS A DEED

By SCPIE Underwriting Limited

Director: /s/ Robert B. Tschudy

Director: /s/ Edward G. Marley

The Parent

SCPIE Holdings Inc.

By: /s/ Robert B. Tschudy

The Borrowers

SCPIE Holdings Inc.

By /s/ Robert B. Tschudy

SCPIE Indemnity Company

By: /s/ Robert B. Tschudy

American Healthcare Indemnity Company

By: /s/ Robert B. Tschudy

American Healthcare Specialty Company

By: /s/ Robert B. Tschudy

The Bank

Barclays Bank PLC

By: /s/ Neil Holmes
Director - Insurance